Exhibit 99.1

     NEWMONT REPORTS THIRD QUARTER NET INCOME INCREASED 57% TO $198 MILLION
                                ($0.44 PER SHARE)

    DENVER, Nov. 1 /PRNewswire-FirstCall/ -- Newmont Mining Corporation (NYSE: NEM) today announced:

    * Consolidated gold sales for the third quarter of 1.7 million ounces (1.4 million equity ounces) at costs applicable to sales of $318 per ounce and an average realized price of $615 per ounce;

    * Net income for the third quarter of $198 million ($0.44 per share) compared with $126 million ($0.28 per share) for the third quarter of 2005; and

    * Net income for the nine months ended September 30, 2006 of $568 million ($1.26 per share) compared with $260 million ($0.58 per share) for the first nine months of 2005.

    Wayne W. Murdy, Chairman and Chief Executive Officer, said, "Our results reflect continuing earnings growth and our leverage to the gold price. Year-to-date earnings grew over 100% from the prior year, while gold prices rose approximately 40% for the same period. We are maintaining our production and cost outlook for the year, as our Leeville and Phoenix projects in Nevada near commercial production and our Ahafo mine in Ghana continues to ramp up. These new mines, as well as our expectation for a fifth straight year of reserve growth net of depletion, will form a solid base from which to grow our business."

Financial ($ millions,
except per share)                 Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
 Revenues                        $  1,102   $  1,145   $  3,527   $  3,060
 Income from continuing
  operations                     $    264   $    125   $    625   $    291
 Income from continuing
  operations per common share    $   0.59   $   0.28   $   1.39   $   0.65
 Net income                      $    198   $    126   $    568   $    260
 Net income per common share $ 0.44 $ 0.28 $ 1.26 $ 0.58 Operating Consolidated gold
 sales (000 ounces)                 1,698      2,122      5,350      6,022
 Equity gold sales
  (000 ounces) (1, 2)               1,379      1,607      4,155      4,695
 Average realized gold price
  ($/ounce)                      $    615   $    435   $    591   $    427
 Costs applicable to sales
  ($/ounce)                      $    318   $    236   $    297   $    239

    (1) Includes 45,700 and 82,900 ounces for the three and nine month periods ended September 30, 2006, respectively, from Leeville and Phoenix start-up activities, which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations. Revenues and costs during start-up are included in Other income, net.

    (2)  Includes sales from the Holloway and Zarafshan discontinued operations.

    Net income for the third quarter was impacted by various items which had the effect of increasing net income by $28 million ($0.06 per share). Net income for the nine months ended September 30, 2006 was impacted by various items which had the net effect of increasing net income by $51 million ($0.11 per share). For a detailed analysis of items impacting net income, please see the table further in this release.

    Operating Highlights

Nevada                            Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
Consolidated gold sales
 (000 ounces)1                        569        597      1,647      1,792
Equity gold sales
  (000 ounces) (1)                    555        554      1,540      1,681
Costs applicable to sales
  ($/ounce)                      $    428   $    356   $    425   $    327

    (1) Includes 45,700 and 82,900 ounces for the three and nine month periods ended September 30, 2006, respectively, from incidental sales during start-up at Leeville and Phoenix.

    In Nevada, equity gold sales were essentially equivalent to the year-ago quarter. Costs applicable to sales increased 20% from the year-ago quarter, primarily due to lower consolidated gold sales and increased labor, diesel, cyanide and underground contract service costs, but were 5% lower than the second quarter of 2006. Compared to the third quarter of 2005, costs applicable to sales were also impacted by the change in accounting for open pit waste removal. In the third quarter of 2005, $15 million of mining costs were deferred which reduced costs applicable to sales by $25 per ounce.

    The Leeville and Phoenix mines are expected to achieve commercial operation in the fourth quarter. Leeville has achieved its targeted mining rate of 2,100 tons per day and is expected to achieve a steady state mining rate of 3,200 tons per day by the end of 2007. Phoenix also achieved its design production rate and was operating at a rate of 31,000 tons per day at the end of October. Gold production at the Lone Tree property continues to decline as mining is expected to be completed by year-end.

Yanacocha                         Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
Consolidated gold
 sales (000 ounces)                   578        770      2,133      2,265
Equity gold sales (000 ounces)        297        395      1,096      1,163
Costs applicable to sales
      ($/ounce)                  $    210   $    144   $    183   $    147

    At Yanacocha in Peru, gold sales continue to meet targeted projections. Sales decreased 25% from the year ago quarter due to previously anticipated higher strip ratios and lower grades. The lower production, as well as higher labor and fuel costs, resulted in a 46% increase in costs applicable to sales from the year-ago quarter. Yanacocha also began construction of a gold mill with start-up anticipated in 2008.

    During the third quarter of 2006, Yanacocha recorded a $19 million charge related to an agreement with the Peruvian government to pay a negotiated royalty for community improvements during the current period of high metal prices. The royalty is based on 3.75% of net income beginning January 1, 2006 for a period of up to five years.

Australia/New Zealand             Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
Consolidated gold sales
 (000 ounces)                         355        377      1,004      1,204
Equity gold sales
 (000 ounces)                         355        377      1,004      1,204
Costs applicable to sales
 ($/ounce)                       $    376   $    321   $    383   $    318


    In Australia/New Zealand, the Company sold 6% fewer ounces of gold in the third quarter of 2006 compared to 2005, primarily due to:

    * a 24% decline in mill throughput at Tanami from the depletion of Groundrush stockpiles in 2005;

    * an 11% decrease in tons milled at Kalgoorlie due to more abrasive and harder ore, lower roaster operation due to operating restrictions and a planned maintenance shutdown;

    * a 9% decrease in tons milled at Pajingo due to ground control issues at Vera South Deeps and slower than planned access at Jandam; and

    * a 26% decrease in mill throughput at Martha as mining activities transition from open pit to the Favona underground operation; partially offset by

    *  higher grades at Tanami, Jundee and Martha.

    Costs applicable to sales for the third quarter increased by 17% from the third quarter of 2005, primarily due to the decrease in production and increased royalties resulting from higher gold prices. Costs applicable to sales were also impacted by the change in accounting for open pit waste removal costs. In the third quarter of 2005, $3 million of mining costs were deferred which reduced costs applicable to sales by $7 per ounce.

    Construction of the Boddington project is on schedule and approximately 11% complete, with start-up expected in late 2008 or early 2009.

Batu Hijau                        Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
Consolidated copper sales
 (million pounds)                      90        190        288        444
Equity copper sales
 (million pounds)                      48        100        152        235
Costs applicable to sales
 ($/pound copper)                $   0.73   $   0.45   $   0.75   $   0.51
Average realized copper
 price, net                      $   1.04   $   1.22   $   1.50   $   1.14
Consolidated gold sales
 (000 ounces)                          59        289        266        540
Equity gold sales
 (000 ounces)                          31        153        141        285
Costs applicable to sales
 ($/ounce gold)                  $    286   $    133   $    219   $    149

    At Batu Hijau in Indonesia, production continues to be impacted by lower grades and lower mill throughput due to harder ore. Batu Hijau expanded its mining fleet with 26 new haul trucks and an additional shovel, resulting in a 54% increase in tons mined. However, copper and gold sales decreased 52% and 80% in the third quarter of 2006 respectively, primarily as a result of lower copper (37%) and gold (75%) ore grades, and lower mill throughput (18%). Costs applicable to sales increased 62% per pound of copper and 115% per ounce of gold due to lower production, the expansion of the mining fleet and increased diesel, tire, labor and process maintenance costs. Costs applicable to sales were also impacted by the change in accounting for open pit waste removal costs. In the third quarter of 2005, $15 million of mining costs was amortized which increased costs applicable to sales by $0.06 per pound of copper and $13 per ounce of gold.

    Batu Hijau is expected to sell between 215 and 230 million equity pounds of copper and 185,000 and 200,000 equity ounces of gold in 2006. Sales are expected to remain at these levels through 2009, primarily as a result of mine re-sequencing and lower throughput. The Company is currently evaluating additional grinding capacity to increase mill throughput.

Ahafo                             Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
Consolidated gold sales
 (000 ounces)                          77         --         77         --
Equity gold sales
 (000 ounces)                          77         --         77         --
Costs applicable to sales
 ($/ounce)                       $    251         --   $    251         --

    Ahafo commenced commercial production in August 2006 after a successful start-up in July. Ahafo generated gold sales of 77,300 ounces in the third quarter. Gold production is currently being impacted by nationwide power rationing due to low water levels serving Ghana's hydroelectric facilities. The Company is installing additional diesel generating capacity at Ahafo and, along with other mining industry members, is exploring longer-term, lower-cost solutions to the current power shortages.

    Costs applicable to sales were $251 per ounce for the third quarter and are forecast at between $260 and $290 per ounce for the year. Costs applicable to sales in the third quarter of 2006 benefited from the capitalization of pre-production costs and are expected to be higher in 2007 as a result. In addition, 2007 costs are expected to be negatively impacted by increased power costs.

Other Operations                  Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
Consolidated gold sales
 (000 ounces)                          59         89        222        222
Equity gold sales
 (000 ounces)                          56         86        210        217
Costs applicable to sales
 ($/ounce)                       $    173   $    212   $    212   $    245

    At La Herradura in Mexico, gold sales increased 2% in the third quarter of 2006 from 2005, primarily as a result of favorable production timing from the leach pad. Costs applicable to sales increased by 39%, primarily due to the change in accounting for open pit waste removal costs, increased labor, diesel and other commodity costs. In the third quarter of 2005, $1 million of mining costs were deferred which reduced costs applicable to sales by $51 per ounce.

    At Kori Kollo in Bolivia, gold sales decreased 5% in the third quarter of 2006 from 2005 and increased 129% in the first nine months of 2006 resulting from the placement of additional material from the Kori Kollo pit on the existing leach pad and ore from the Kori Chaca pit on a new leach pad.

    At Golden Giant in Canada, mining ceased in December 2005. Remnant mining and milling production in the third quarter and first nine months of 2006 was higher than expected due to additional in-circuit inventory. Remnant production was completed in the third quarter of 2006.

    In Uzbekistan, the Uzbek Government expropriated the Company's interest in the Zarafshan-Newmont Joint Venture during the third quarter. As a result, the Company recognized a $101 million pre-tax write-off in the third quarter, which is accounted for as a discontinued operation. The Company is seeking to recover the value of its investment and lost profits through international arbitration.

    Merchant Banking

    Third quarter and year-to-date royalty and dividend income was $30 million and $88 million, respectively, 67% higher than the year ago quarter and 54% higher than the first three quarters of 2005, primarily due to higher commodity prices. The value of the marketable equity securities portfolio grew to approximately $1.3 billion at the end of the quarter, compared to $940 million at the start of the year, driven primarily by capital appreciation. Unrealized pre-tax gains in the portfolio were approximately $715 million at quarter-end.

    During the third quarter, the Company completed the sale of its Alberta oil sands project for approximately $280 million, recognizing a pre-tax gain of $266 million, and the sale of its Martabe project, generating net proceeds of approximately $79 million and a pre-tax gain of $30 million.

    During the third quarter, the Company also purchased a 40% interest in the Fort a la Corne JV (FALC) diamond project from Shore Gold Inc. for approximately $152 million. The FALC property, located in Saskatchewan, Canada, is one of the largest kimberlite fields in the world. The Company, which already owned 9.7% of Shore Gold Inc., believes that this investment represents an opportunity to participate directly in a significant, district-scale diamond development project.

    2006 Guidance

    The Company continues to expect equity gold sales of between 5.6 and 5.8 million ounces at costs applicable to sales of between $290 and $310 per ounce. The Company also continues to expect equity copper sales of between 215 and 230 million pounds at costs applicable to sales of between $0.65 and $0.75 per pound.

                                    Equity Sales        Costs Applicable
                                    (000 ounces)         to Sales ($/oz)
                                    -------------       ----------------
Gold
Nevada, USA                         2,310 - 2,355          $380 - $395
Yanacocha, Peru                     1,330 - 1,365          $200 - $210
Australia/New Zealand               1,365 - 1,400          $380 - $395
Batu Hijau, Indonesia                 185 - 200            $200 - $225
Ahafo, Ghana                          160 - 195            $260 - $290
Other                                 250 - 285            $215 - $255
Total (1)                           5,600 - 5,800          $290 - $310

    (1)  Total Costs Applicable to Sales are calculated on a consolidated basis.

                                    Equity Sales        Costs Applicable
                                  (million pounds)       to Sales ($/lb)
                                  ----------------      ----------------
Copper
Batu Hijau, Indonesia                 215 - 230           $0.70 - $0.75

Consolidated Financial Guidance ($ millions, except tax rate)
-------------------------------------------------------------
Royalty and dividend income                     $105 - $115
Depreciation, depletion & amortization          $610 - $640
Exploration                                     $160 - $165
Advanced projects, research and development     $85  - $100
General and administrative                      $150 - $160
Interest expense, net                            $95 - $105
Tax rate (assuming $625/oz gold)                 28% - 32%
Capital expenditures                          $1,500 - $1,700

    Statements of Consolidated Income

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2006       2005       2006       2005
                                 --------   --------   --------   --------
                                 (unaudited, in millions except per share)
Revenues
 Sales - gold, net               $  1,009   $    914   $  3,095   $  2,556
 Sales - copper, net                   93        231        432        504
                                    1,102      1,145      3,527      3,060
Costs and expenses
 Costs applicable to sales
  (exclusive of depreciation,
  depletion and amortization
  shown separately below)
   Gold                               525        502      1,564      1,437
   Copper                              66         86        215        226
 Depreciation, depletion and
  amortization                        153        155        444        466
 Exploration                           41         39        120        103
 Advanced projects, research
  and development                      19         18         68         47
 General and administrative            29         32        103         95
 Other expense, net                    37         20         64         61
                                      870        852      2,578      2,435
Other income (expense)
 Other income, net                    317         66        386        177
 Interest expense, net                (28)       (23)       (70)       (75)
                                      289         43        316        102
Income from continuing
 operations before income tax
 expense, minority interest
 and equity income of
 affiliates                           521        336      1,265        727
Income tax expense                   (206)       (96)      (362)      (191)
Minority interest in income
 of consolidated subsidiaries         (52)      (115)      (279)      (248)
Equity income of affiliates             1         --          1          3
Income from continuing
 operations                           264        125        625        291
Gain (loss) from discontinued
 operations                           (66)         1        (57)       (31)
Net income                       $    198   $    126   $    568   $    260

Income per common share Basic
 and diluted:
  Income from continuing
   operations                    $   0.59   $   0.28   $   1.39   $   0.65
  Loss from discontinued
   operations                       (0.15)        --      (0.13)     (0.07)
Net income                       $   0.44   $   0.28   $   1.26   $   0.58
Basic weighted-average
 common shares outstanding            450        446        449        446
Diluted weighted-average
 common shares outstanding            452        449        451        449
Cash dividends declared per
 common share                    $   0.10   $   0.10   $   0.30   $   0.30

    Consolidated Balance Sheets
                                                  At              At
                                             September 30,    December 31,
                                                 2006            2005
                                             -------------   -------------
                                                (unaudited, in millions)
                ASSETS
Cash and cash equivalents                    $       1,059   $       1,082
Marketable securities and other
 short-term investments                                273             817
Trade receivables                                      150              94
Accounts receivable                                    148             135
Inventories                                            372             304
Stockpiles and ore on leach pads                       336             241
Deferred stripping costs                                --              78
Deferred income tax assets                             140             159
Other current assets                                   115              90
  Current assets                                     2,593           3,000
Property, plant and mine development, net            6,547           5,581
Investments                                          1,239             955
Long-term stockpiles and ore on leach pads             795             599
Deferred stripping costs                                --             100
Deferred income tax assets                             814             515
Other long-term assets                                 202             181
Goodwill                                             2,895           2,879
Assets of operations held for sale                      36             182
  Total assets                               $      15,121   $      13,992
               LIABILITIES
Current portion of long-term debt            $         158   $         195
Accounts payable                                       251             227
Employee-related benefits                              167             176
Derivative instruments                                 453             270
Other current liabilities                              609             471
  Current liabilities                                1,638           1,339
Long-term debt                                       1,799           1,723
Reclamation and remediation liabilities                483             442
Deferred income tax liabilities                        571             446
Employee-related benefits                              284             273
Other long-term liabilities                            311             415
Liabilities of operations held for sale                  3              47
  Total liabilities                                  5,089           4,685

Minority interest in subsidiaries                      996             931
          STOCKHOLDERS' EQUITY
Common stock                                           675             666
Additional paid-in capital                           6,683           6,578
Accumulated other comprehensive income                 572             378
Retained earnings                                    1,106             754
  Total stockholders' equity                         9,036           8,376
  Total liabilities and stockholders'
   equity                                    $      15,121   $      13,992

    Statements of Consolidated Cash Flow

                                  Three Months Ended    Nine Months Ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2006       2005       2006       2005
                                 --------   --------   --------   --------
                                         (unaudited, in millions)
Operating activities
 Net income                      $    198   $    126   $    568   $    260
 Adjustments to reconcile net
  income to net cash from
  continuing operations:
   Depreciation, depletion and
    amortization                      153        155        444        466
   Revenue from prepaid
    forward sales obligation           --         --        (48)       (48)
   Loss from discontinued
    operations                         66         (1)        57         31
   Accretion of accumulated
    reclamation obligations             8          6         22         20
   Deferred income taxes              (40)        (7)      (117)       (34)
   Minority interest expense           52        115        279        248
   (Gain) loss on asset
     sales, net                      (302)         5       (312)       (36)
   Gain on sale of
    investments, net                   --        (27)        (4)       (27)
   Hedge loss, net                      8         (4)        82          4
   Other operating adjustments
    and write-downs                    12         --         90        (35)
 Decrease (increase) in
  operating assets:
   Trade and accounts
    receivable                         49         69        (51)        25
   Inventories, stockpiles and
    ore on leach pads                (101)       (88)      (323)      (155)
   Other assets                       (35)        (3)       (49)        --
 Increase (decrease) in
  operating liabilities:
   Accounts payable and other
    accrued liabilities               185        102        208         59
   Reclamation liabilities            (19)       (10)       (44)       (24)
Net cash provided from
 continuing operations                234        438        802        754
Net cash (used in) provided
 from discontinued operations          (9)        (1)        (6)         7
Net cash from operations              225        437        796        761
Investing activities
 Additions to property, plant
  and mine development               (407)      (353)    (1,109)      (884)
 Investments in marketable
  debt and equity securities         (309)      (488)    (1,389)    (2,530)
 Proceeds from sale of
  marketable debt and equity
  securities                          398        738      1,934      2,562
 Acquisitions                        (161)        --       (348)        --
 Proceeds from sale of assets,
  net                                 323          1        331         61
 Other                                 (1)         1         (3)         1
Net cash (used in) provided
 from investing activities of
 continuing operations               (157)      (101)      (584)      (790)
Net cash (used in) provided
 from investing activities of
 discontinued operations               --        140         (6)       115
Net cash (used in) provided
 from investing activities           (157)        39       (590)      (675)
Financing activities
 Proceeds from debt, net               99         --        198        584
 Repayment of debt                     --        (71)       (63)      (141)
 Early extinguishment of
  prepaid forward sales
  obligation                          (48)        --        (48)        --
 Dividends paid to common
  stockholders                        (45)       (45)      (135)      (134)
 Dividends paid to minority
  interests                          (146)       (14)      (235)       (85)
 Proceeds from stock issuance           9         11         66         17
 Change in restricted cash and
  other                                (9)        (2)       (11)        (9)
Net cash (used in) provided
 from financing activities of
 continuing operations               (140)      (121)      (228)       232
Net cash used in financing
 activities of discontinued
 operations                            (7)        (1)        (7)        (1)
Net cash (used in) provided
 from financing activities           (147)      (122)      (235)       231
Effect of exchange rate
 changes on cash                        3         --          6         (3)
Net change in cash and cash
 equivalents                          (76)       354        (23)       314
Cash and cash equivalents at
 beginning of period                1,135        741      1,082        781
Cash and cash equivalents at
 end of period                   $  1,059   $  1,095   $  1,059   $  1,095

    Items Impacting Net Income

Description  ($ millions,
after tax)                        Q3 2006    Q3 2005   YTD 2006   YTD 2005
------------------------------   --------   --------   --------   --------
Gain on Sale of Assets
 Alberta oil sands               $    173         --   $    173         --
 Martabe                         $     20         --   $     20         --
 Kinross                               --   $     25         --   $     25
 Mezcala                               --         --         --   $     20
Other
 Tax estimate revisions, net     $    (57)        --   $     (9)  $     26
 Prepaid forward deliveries and
  early settlement               $    (26)        --   $    (49)  $     (4)
 Stock option accounting         $     (3)        --   $     (7)        --
 Peruvian mining royalty         $    (10)        --   $    (10)        --
 Buyat Bay litigation &
  settlement                     $     (3)  $     (5)  $    (10)  $    (13)
 Reclamation estimate revisions        --   $     (5)        --   $     (5)
 Nevada waste dump slide               --         --         --   $     (4)
Discontinued operations          $    (66)  $      1   $    (57)  $    (31)

    Operating Statistics - Summary

                                  Three months ended    Nine months ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2006       2005       2006       2005
                                 --------   --------   --------   --------
GOLD
 Consolidated ounces sold
  (000):
  Nevada (1)                        568.7      597.1    1,647.1    1,792.2
  Yanacocha                         578.3      769.5    2,133.3    2,264.6
  Batu Hijau                         59.1      289.3      266.2      539.6
  Australia/New Zealand
   Tanami                           103.0      111.9      301.6      385.5
   Kalgoorlie                        80.4       90.7      256.1      300.2
   Jundee                            89.7       82.8      229.3      248.9
   Pajingo                           49.7       54.3      117.0      141.1
   Martha                            32.2       37.3       99.6      127.9
                                    355.0      377.0    1,003.6    1,203.6

 Ahafo                               77.3         --       77.3         --

 Other
  Golden Giant                        9.2       38.3       57.6      116.0
  La Herradura                       21.1       20.6       61.3       61.2
  Kori Kollo                         28.9       30.3      103.5       45.1
                                     59.2       89.2      222.4      222.3

                                  1,697.6    2,122.1    5,349.9    6,022.3

Equity ounces sold (000):
 Nevada (1)                         555.3      554.2    1,540.0    1,681.1
 Yanacocha                          296.9      395.1    1,095.5    1,162.9
 Batu Hijau                          31.3      152.9      140.7      285.3
 Australia/New Zealand
  Tanami                            103.0      111.9      301.6      385.5
  Kalgoorlie                         80.4       90.7      256.1      300.2
  Jundee                             89.7       82.8      229.3      248.9
  Pajingo                            49.7       54.3      117.0      141.1
  Martha                             32.2       37.3       99.6      127.9
                                    355.0      377.0    1,003.6    1,203.6

 Ahafo                               77.3         --       77.3         --

 Other
  Golden Giant                        9.2       38.3       57.6      116.0
  La Herradura                       21.1       20.6       61.3       61.2
  Kori Kollo                         25.4       26.7       91.1       39.7
                                     55.7       85.6      210.0      216.9

                                  1,371.5    1,564.8    4,067.1    4,549.8
 Discontinued operations:
  Zarafshan                           5.6       29.0       62.2       93.1
  Holloway                            1.6       13.1       25.5       51.9
                                  1,378.7    1,606.9    4,154.8    4,694.8

COPPER
 Batu Hijau (pounds sold in
  millions):
  Consolidated                       90.3      190.0      288.0      444.1
  Equity                             47.7      100.4      152.3      234.8

    (1) Includes 45,700 and 82,900 ounces sold (consolidated and equity) for the three and nine month periods ended September 30, 2006, respectively, from Leeville and Phoenix start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations. Revenues and costs during start-up are included in Other income, net.

    Operating Statistics - Nevada (1)

                                  Three months ended    Nine months ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2006       2005       2006       2005
                                 --------   --------   --------   --------
Tons mined (000 dry short
 tons):
 Open pit
  Ore                               8,975      9,594     25,485     24,603
  Waste                            34,792     39,723    111,361    119,427
   Total                           43,767     49,317    136,846    144,030
 Underground                          340        396        991      1,252
Tons milled/processed (000
 dry short tons):
 Oxide                                308      1,389        930      4,065
 Refractory                         3,478      2,665      9,984      7,270
 Leach                              5,414      6,075     17,370     15,921
Average ore grade (oz/ton):
 Oxide                              0.182      0.115      0.208      0.109
 Refractory                         0.134      0.172      0.129      0.183
 Leach                              0.025      0.024      0.025      0.025
Average mill recovery rate:
 Oxide                               92.0%      77.4%      92.5%      75.6%
 Refractory                          77.4%      89.8%      79.7%      90.1%
Ounces produced (000):
 Oxide                               51.9      102.8      184.0      310.2
 Refractory                         436.6      379.5    1,223.4    1,149.2
 Leach                               80.9       85.7      240.2      276.9
  Consolidated                      569.4      568.0    1,647.6    1,736.3
  Equity                            557.1      525.1    1,539.9    1,625.2
Ounces sold (000): (1)
  Consolidated                      568.7      597.1    1,647.1    1,792.2
  Equity                            555.3      554.2    1,540.0    1,681.1

Production costs (in millions):
  Costs applicable to sales      $    224   $    212   $    664   $    585
  Depreciation, depletion and
   amortization                  $     37   $     32   $    108   $     92
Production costs (per ounce
 sold):
  Direct mining and production
   costs                         $    428   $    368   $    422   $    344
  Capitalized mining                   --        (25)        --        (26)
  By-product credits and other         (9)         2        (10)        (3)
  Royalties and production
   taxes                                6          8         10          9
  Reclamation and mine closure
   costs                                3          3          3          3
  Costs applicable to sales      $    428   $    356   $    425   $    327
  Depreciation, depletion and
   amortization                  $     70   $     53   $     69   $     51

    (1) Includes 45,700 and 82,900 ounces sold (consolidated and equity) for the three and nine month periods ended September 30, 2006, respectively, from Leeville and Phoenix start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations. Revenues and costs during start-up are included in Other income, net.

    Operating Statistics - Yanacocha

                                  Three months ended    Nine months ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2006       2005       2006       2005
                                 --------   --------   --------   --------
Tons mined (000 dry short
 tons):
 Ore                               30,978     48,670     91,877    110,430
 Waste                             28,880     14,216     73,715     55,441
  Total                            59,858     62,886    165,592    165,871
Tons processed (000 dry short
 tons):                            30,978     48,670     91,885    110,430
Average ore grade (oz/ton):         0.018      0.030      0.029      0.028
Ounces produced (000):
 Consolidated                       605.1      763.6    2,156.2    2,268.7
 Equity                             310.7      392.1    1,107.2    1,165.0
Ounces sold (000):
 Consolidated                       578.3      769.5    2,133.3    2,264.6
 Equity                             296.9      395.1    1,095.5    1,162.9

Production costs (in
 millions):
 Costs applicable to sales       $    121   $    111   $    390   $    334
 Depreciation, depletion and
  amortization                   $     46   $     50   $    138   $    148
Production costs (per ounce
 sold):
 Direct mining and production
  costs                          $    218   $    146   $    188   $    150
 By-product credits and other         (15)        (7)       (12)        (8)
 Royalties and production taxes         4          3          4          3
 Reclamation and mine closure
  costs                                 3          2          3          2
   Costs applicable to sales     $    210   $    144   $    183   $    147
   Depreciation, depletion and
    amortization                 $     80   $     65   $     65   $     65

    Operating Statistics - Batu Hijau

                                  Three months ended    Nine months ended
                                    September 30,         September 30,
                                 -------------------   -------------------
                                   2006       2005       2006       2005
                                 --------   --------   --------   --------
Tons mined (000 dry short tons)
 Ore                               37,601     26,048    106,153     56,228
 Waste                             46,747     28,821    111,234    117,625
 Total                             84,348     54,869    217,387    173,853
Tons milled (000 dry short
 tons):                            11,362     13,858     34,271     38,447
Average ore grade:
 Gold (oz/ton)                      0.007      0.028      0.010      0.019
 Copper                              0.52%      0.83%      0.51%      0.71%
Average mill recovery rate:
 Gold                                75.2%      82.5%      78.4%      80.7%
 Copper                              85.4%      90.7%      85.7%      87.2%
Production:
 Gold ounces (000)
  Consolidated                       62.6      316.9      272.0      574.9
  Equity                             33.1      167.5      143.8      304.0
 Copper pounds (millions)
  Consolidated                       99.8      209.2      303.1      475.2
  Equity                             52.7      110.6      160.3      251.3
Sales:
 Gold ounces (000)
  Consolidated                       59.1      289.3      266.2      539.6
  Equity                             31.3      152.9      140.7      285.3
 Copper pounds (millions)
  Consolidated                       90.3      190.0      288.0      444.1
  Equity                             47.7      100.4      152.3      234.8

Gold production costs (in
 millions):
 Costs applicable to sales       $     16   $     38   $     58   $     80
 Depreciation, depletion and
  amortization                   $      4   $     11   $     14   $     25
Production costs (per
 ounce sold):
 Direct mining and production
  costs                          $    279   $    115   $    212   $    145
 Capitalized mining                    --         13         --         (1)
 By-product credits and other         (11)        (5)        (8)        (5)
 Royalties and production taxes        15          9         13          9
 Reclamation and mine
  closure costs                         3          1          2          1
  Costs applicable to sales      $    286   $    133   $    219   $    149
  Depreciation, depletion and
   amortization                  $     66   $     36   $     52   $     47

Copper production costs (in
 millions):
 Costs applicable to sales       $     66   $     86   $    215   $    226
 Depreciation, depletion and
  amortization                   $     15   $     20   $     49   $     67
Copper production costs (per
 pound sold):
 Direct mining and
  production costs               $   0.66   $   0.34   $   0.70   $   0.47
 Capitalized mining                    --       0.06         --         --
 By-product credits and other        0.03       0.02       0.02       0.02
 Royalties and production taxes      0.03       0.03       0.02       0.02
 Reclamation and mine
  closure costs                      0.01         --       0.01         --
  Costs applicable to sales $ 0.73 $ 0.45 $ 0.75 $ 0.51 Depreciation, depletion and
   amortization                  $   0.16   $   0.11   $   0.17   $   0.15

Operating Statistics - Pajingo and Jundee
PAJINGO

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons)            154          162          406          482
Tons milled (000 dry short tons)           153          168          408          501
Average ore grade (oz/ton)               0.341        0.328        0.291        0.291
Average mill recovery rate                96.9%        96.3%        96.9%        96.6%
Ounces produced (000):
 Consolidated                             50.1         54.2        115.9        142.1
 Equity                                   50.1         54.2        115.9        142.1
Ounces sold (000):
 Consolidated                             49.7         54.3        117.0        141.1
 Equity                                   49.7         54.3        117.0        141.1

Production costs (in millions):
 Costs applicable to sales            $     16     $     15     $     45     $     45
 Depreciation, depletion and
  amortization                        $      8     $      7     $     19     $     19
Production costs (per ounce sold):
 Direct mining and production costs   $    312     $    259     $    377     $    306
 By-product credits and other              (13)          (1)         (10)          (5)
 Royalties and production taxes             17           12           17           13
 Reclamation and mine closure costs          2            2            3            2
  Costs applicable to sales           $    318     $    272     $    387     $    316
  Depreciation, depletion and
   amortization                       $    170     $    126     $    163     $    131

JUNDEE

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons):
 Open pit
  Ore                                       94          454          635        1,024
  Waste                                  2,184        5,420        4,288       10,301
   Total                                 2,278        5,874        4,923       11,325
 Underground                               320          273          908          858
Tons milled (000 dry short tons)           630          640        1,823        1,901
Average ore grade (oz/ton)               0.154        0.144        0.136        0.141
Average mill recovery rate                92.8%        90.9%        92.2%        92.1%
Ounces produced (000):
 Consolidated                             90.4         83.4        230.3        249.4
 Equity                                   90.4         83.4        230.3        249.4
Ounces sold (000):
 Consolidated                             89.7         82.8        229.3        248.9
 Equity                                   89.7         82.8        229.3        248.9

Production costs (in millions):
 Costs applicable to sales            $     32     $     28     $     85     $     89
 Depreciation, depletion and
  amortization                        $      7     $      7     $     18     $     19
Production costs (per ounce sold):
 Direct mining and production costs   $    316     $    319     $    343     $    334
 By-product credits and other               14           (1)           5            8
 Royalties and production taxes             15           11           15           11
 Reclamation and mine closure costs          4            4            5            4
  Costs applicable to sales           $    349     $    333     $    368     $    357
  Depreciation, depletion and
   amortization                       $     76     $     85     $     77     $     78

Operating Statistics - Tanami and Kalgoorlie
TANAMI

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons)            551          549        1,597        1,545
Tons milled (000 dry short tons)           741          980        2,344        3,308
Average ore grade (oz/ton)               0.150        0.120        0.136        0.120
Average mill recovery rate                95.0%        95.2%        95.1%        94.8%
Ounces produced (000):
 Consolidated                            103.0        112.0        301.5        380.3
 Equity                                  103.0        112.0        301.5        380.3
Ounces sold (000):
 Consolidated                            103.0        111.9        301.6        385.5
 Equity                                  103.0        111.9        301.6        385.5

Production costs (in millions):
 Costs applicable to sales            $     39     $     38     $    113     $    125
 Depreciation, depletion and
  amortization                        $      8     $      8     $     21     $     25
Production costs (per ounce sold):
 Direct mining and production costs   $    317     $    326     $    321     $    301
 By-product credits and other               (1)          (1)          (1)           3
 Royalties and production taxes             60           15           51           17
 Reclamation and mine closure costs          3            4            3            3
  Costs applicable to sales           $    379     $    344     $    374     $    324
  Depreciation, depletion and
   amortization                       $     75     $     66     $     71     $     64

KALGOORLIE



                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons):
 Open pit
  Ore                                    1,728        1,926        5,323        5,800
  Waste                                  9,943       10,059       29,419       27,870
   Total                                11,671       11,985       34,742       33,670
 Underground                                53           52          157          160
Tons milled (000 dry short tons)         1,627        1,819        4,801        5,545
Average ore grade (oz/ton)               0.064        0.064        0.064        0.070
Average mill recovery rate                84.7%        85.4%        84.3%        86.7%
Ounces produced (000):
 Consolidated                             79.7         87.5        255.2        299.9
 Equity                                   79.7         87.5        255.2        299.9
 Ounces sold (000):
 Consolidated                             80.4         90.7        256.1        300.2
 Equity                                   80.4         90.7        256.1        300.2

Production costs (in millions):
 Costs applicable to sales            $     39     $     32     $    122     $    102
 Depreciation, depletion and
  amortization                        $      6     $      4     $     19     $     12
Production costs (per ounce sold):
 Direct mining and production costs   $    463     $    384     $    458     $    330
 Capitalized mining                         --          (36)          --           (2)
 By-product credits and other               (3)          (2)          (3)          (2)
 Royalties and production taxes             15           12           15           12
 Reclamation and mine closure costs          6            3            6            3
  Costs applicable to sales           $    481     $    361     $    476     $    341
  Depreciation, depletion and
   amortization                       $     74     $     43     $     73     $     40

Operating Statistics - Martha

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons):
 Open pit
  Ore                                      128          325          845          878
  Waste                                     85          307          160          713
   Total                                   213          632        1,005        1,591
  Underground                               15           --           63           --
Tons milled (000 dry short tons)           233          315          848          959
Average ore grade (oz/ton)               0.151        0.125        0.125        0.144
Average mill recovery rate                92.3%        93.5%        93.5%        92.9%
Ounces produced (000):
 Consolidated                             31.6         37.5        101.0        128.9
 Equity                                   31.6         37.5        101.0        128.9
 Ounces sold (000):
  Consolidated                            32.2         37.3         99.6        127.9
  Equity                                  32.2         37.3         99.6        127.9

Production costs (in millions):
 Costs applicable to sales            $      8     $      8     $     20     $     22
 Depreciation, depletion and
  amortization                        $      3     $      3     $      9     $     12
Production costs (per ounce sold):
 Direct mining and production costs   $    335     $    248     $    271     $    220
 Capitalized mining                         --           11           --           12
 By-product credits and other              (70)         (65)         (80)         (66)
 Royalties and production taxes              2           --            1           --
 Reclamation and mine closure costs          6            3            6            3
  Costs applicable to sales           $    273     $    197     $    198     $    169
  Depreciation, depletion and
   amortization                       $    102     $     91     $     92     $     97

Operating Statistics - Ahafo (1)

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons):
 Open pit
  Ore                                    2,411           --        2,411           --
  Waste                                  6,570           --        6,570           --
   Total                                 8,981           --        8,981           --
Tons milled (000 dry short tons)         1,345           --        1,345           --
Average ore grade (oz/ton)               0.059           --        0.059           --
Average mill recovery rate                91.4%          --         91.4%          --
Ounces produced (000):
 Consolidated                             77.9           --         77.9           --
 Equity                                   77.9           --         77.9           --
Ounces sold (000):
 Consolidated                             77.3           --         77.3           --
 Equity                                   77.3           --         77.3           --

Production costs (in millions):
 Costs applicable to sales            $     19           --     $     19           --
 Depreciation, depletion and
  amortization                        $      6           --     $      6           --
Production costs (per ounce sold):
 Direct mining and production costs   $    235           --     $    241           --
 By-product credits and other               (3)          --           (9)          --
 Royalties and production taxes             18           --           18           --
 Reclamation and mine closure costs          1           --            1           --
  Costs applicable to sales           $    251           --     $    251           --
  Depreciation, depletion and
   amortization                       $     82           --     $     82           --

1. Ahafo commenced commercial effective August 1, 2006

Operating Statistics - Golden Giant and La Herradura
GOLDEN GIANT

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons)             --          123           13          405
Tons milled (000 dry short tons)            --          121           17          405
Average ore grade (oz/ton)                  --        0.317        0.627        0.294
Average mill recovery rate                  --         96.5%        96.9%        96.0%
Ounces produced (000):
 Consolidated                              9.1         37.7         57.5        115.9
 Equity                                    9.1         37.7         57.5        115.9
Ounces sold (000):
 Consolidated                              9.2         38.3         57.6        116.0
 Equity                                    9.2         38.3         57.6        116.0

Production costs (in millions):
 Costs applicable to sales            $      3     $     11     $     13     $     35
 Depreciation, depletion and
  amortization                              --     $      3     $      1     $      8
Production costs (per ounce sold):
 Direct mining and production costs   $     73     $    280     $    173     $    299
 Capitalized mining and other              204            1           34            1
 Royalties and production taxes             (2)          --           --            1
 Reclamation and mine closure costs         25            3           12            3
  Costs applicable to sales           $    300     $    284     $    219     $    304
  Depreciation, depletion and
   amortization                             --     $     74     $     10     $     72

LA HERRADURA

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons):
 Ore                                     1,029          884        3,045        2,793
 Waste                                   3,814        2,879       10,025        7,349
  Total                                  4,843        3,763       13,070       10,142
Tons processed (000 dry short tons)      1,029          884        3,045        2,793
Average ore grade (oz/ton)               0.023        0.024        0.023        0.028
Ounces produced (000):
 Consolidated                             14.6         20.6         61.3         61.2
 Equity                                   14.6         20.6         61.3         61.2
Ounces sold (000):
 Consolidated                             21.1         20.6         61.3         61.2
 Equity                                   21.1         20.6         61.3         61.2

Production costs (in millions):
 Costs applicable to sales            $      5     $      4     $     15     $     11
 Depreciation, depletion and
  amortization                        $      3     $      1     $      7     $      4
Production costs (per ounce sold):
 Direct mining and production costs   $    246     $    218     $    247     $    197
 Capitalized mining                         --          (51)          --          (28)
 By-product credits and other              (11)           1           (3)           1
 Royalties and production taxes             --           --           --           --
 Reclamation and mine closure costs          2            2            2            2
  Costs applicable to sales           $    237     $    170     $    246     $    172
  Depreciation, depletion and
   amortization                       $    131     $     61     $    109     $     57

Operating Statistics - Kori Kollo

                                       Three months ended         Nine months ended
                                          September 30,             September 30,
                                      ---------------------     ---------------------
                                        2006         2005         2006         2005
                                      --------     --------     --------     --------
Tons mined (000 dry short tons):
 Ore                                     2,177          n/a        7,596          n/a
 Waste                                   4,072          n/a        9,978          n/a
  Total                                  6,249          n/a       17,574          n/a
Tons processed (000 dry short tons)      2,177          n/a        7,596          n/a
Average ore grade (oz/ton)               0.021          n/a        0.021          n/a
Ounces produced (000):
 Consolidated                             26.0         35.1        103.9         50.9
 Equity                                   22.9         30.9         91.4         44.7
Ounces sold (000):
 Consolidated                             28.9         30.3        103.5         45.1
 Equity                                   25.4         26.7         91.1         39.7

Production costs (in millions):
 Costs applicable to sales            $      2     $      5     $     19     $      9
 Depreciation, depletion and
  amortization                        $      2     $      1     $      6     $      2
Production costs (per ounce sold):
 Direct mining and production costs   $    274     $    125     $    190     $    161
 By-product credits and other              (17)          (6)         (11)         (11)
 Royalties and production taxes           (182)          19           --           19
 Reclamation and mine closure costs         11           11            9           22
  Costs applicable to sales           $     86     $    149     $    188     $    191
  Depreciation, depletion and
   amortization                       $     78     $     33     $     63     $     32

Gold Derivative Position (September 30, 2006)
Maturity Summary (1, 2) (000 ounces)

                      Put Option               Price Capped
                     Contracts (2)            sales Contracts
                -----------------------   -----------------------
Year               Ozs       Price (3)       Ozs       Price (3)
-------------   ----------   ----------   ----------   ----------
2006                    10   $      393           --           --
2007                    20   $      397           --           --
2008                    --           --        1,000   $      384
2009                    --           --          600   $      381
2010                    --           --           --           --
2011                    --           --          250   $      392
Total/Average           30   $      396        1,850   $      384

    (1) For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on form 10-K/A for the year ended
         December 31, 2005, filed on October 26, 2006.

    (2) Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.

    (3) The gold put option contracts had a negative mark-to-market value of $1.6 million at September 30, 2006. The price capped contracts had a negative mark-to-market of $486 million at September 30, 2006.

    The Company's third quarter earnings conference call and web cast presentation will be held on November 1, 2006 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

    Dial-In Number:  210.839.8506
    Leader:          John Gaensbauer
    Password:        Newmont

    The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

    Cautionary Statement

    This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future gold and copper production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future capital expenditures, royalty and dividend income, tax rates and expenses; (iv) estimates regarding timing of future development, construction, production or closure activities; (v) statements regarding future exploration results and the replacement of reserves; (vi) statements regarding cost structure and competitive position; and (vii) statements regarding the Fort a la Corne JV diamond project. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2005 Annual Report on Form 10-K/A, filed October 26, 2006, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SOURCE  Newmont Mining Corporation
    -0-                             11/01/2006
    /CONTACT: Investors and Media, Randy Engel, +1-303-837-6034, randy.engel@newmont.com, or John Gaensbauer, +1-303-837-5153, john.gaensbauer@newmont.com, or Seth Foreman, +1-303-837-5247, seth.foreman@newmont.com, all of Newmont Mining Corporation/
    /Web site:  http://www.newmont.com /
    (NEM)